Exhibit 5(b)

February 19, 2016

PulteGroup, Inc.

3350 Peachtree Road NE,

Suite 150

Atlanta, Georgia 30326

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Executive Vice President, Chief Legal Officer and Corporate Secretary of PulteGroup, Inc., a Michigan corporation (the “Company”). As such, I am familiar with the filing by the Company and certain subsidiaries of the Company (the “Subsidiary Guarantors”) of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited number or amount, as the case may be, of (i) the Company’s common shares, par value $0.01 per share (the “Common Shares”), together with the Series A Junior Participating Preferred Shares Purchase Rights (the “Rights”) associated therewith; (ii) debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities; (iii) guarantees by the Subsidiary Guarantors to holders of the Debt Securities (the “Guarantees”); (iv) the Company’s preferred shares, par value $0.0l per share (the “Preferred Shares”), which may be represented by depositary shares; (v) warrants to purchase Common Shares or Debt Securities; (vi) stock purchase contracts (the “Stock Purchase Contracts”), including contracts obligating the holders thereof to purchase from the Company, and the Company to sell to the holders thereof, Common Shares at a future date or dates; and (vii) stock purchase units, each representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties. The terms of the Rights are set forth in the Amended and Restated Section 382 Rights Agreement, dated March 18, 2010, by and between the Company and Computershare Trust Company, N.A., as rights agent, as amended (the “Rights Agreement”). I refer herein to the Subsidiary Guarantors listed on Annex A hereto as the Specified Subsidiary Guarantors.

The Common Shares, the Rights, the Preferred Shares, the Senior Debt Securities and the Guarantees are collectively referred to herein as the “Securities.” Unless otherwise specified in the applicable prospectus supplement, the Senior Debt Securities and any Guarantees thereof are to be issued under the Indenture, dated as of October 24, 1995 (the “Original Indenture”) among PulteGroup, Inc. (formerly known as Pulte Corporation), certain of its subsidiaries, as guarantors, and Bank of New York Mellon Trust Company, N.A. (the “Senior Trustee,” as successor trustee to J.P. Morgan Trust Company, National Association, which was successor trustee to Bank One Trust Company, National

February 19, 2016

Page | 2

Association, which was successor trustee to The First National Bank of Chicago), as amended and supplemented by the indenture supplements thereto dated as of August 27, 1997, March 20, 1998, January 31, 1999, April 3, 2000, February 21, 2001, July 31, 2001, August 6, 2001, May 17, 2006, September 15, 2009 and February 8, 2016 (such indenture supplements, collectively, the “Indenture Supplements,” and the Indenture Supplements, together with the Original Indenture, the “Senior Indenture”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

I am familiar with and have examined the Registration Statement, the exhibits thereto, the Restated Articles of Incorporation of the Company, as amended to the date hereof (the “Articles of Incorporation”), the by-laws of the Company, as amended to the date hereof (the “By-Laws”), the certificate of incorporation and by-laws, certificate of formation and limited liability company agreement or partnership agreement, as the case may be, of each Specified Subsidiary Guarantor (in each case, such Specified Subsidiary Guarantor’s “Governing Documents”), the Rights Agreement, the Senior Indenture and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) and the resolutions adopted by the board of directors, member or members, manager or managers of the Specified Subsidiary Guarantors or of the general partner or managing or general partner of the general partner of the Specified Subsidiary Guarantors, as the case may be, in each case relating to the Registration Statement and the Senior Indenture. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of the Company and each of the Specified Subsidiary Guarantors, and have examined such questions of law, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination. As to facts relevant to the opinions expressed herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Specified Subsidiary Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1. With respect to an offering of Common Shares covered by the Registration Statement, such Common Shares will be validly issued, fully paid and nonassessable when: (i) the Registration Statement (including any post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Common Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation, the By-Laws and the Resolutions authorizing the issuance and sale of such Common Shares; and (iv) certificates representing such Common Shares shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such Common Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Common Shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

PulteGroup, Inc. 3350 Peachtree Road Northeast, Suite 150, Atlanta, Georgia 30326

404.978.6100 www.pultegroup.com

February 19, 2016

Page | 3

2. The Right associated with each Common Share will constitute valid and binding obligations of the Company when (i) the Registration Statement (including any post-effective amendments), shall have become effective under the Securities Act; (ii) such associated Common Share shall have been duly issued as set forth in paragraph 1 above; and (iii) such Right shall have been duly issued in accordance with the terms of the Rights Agreement.

3. The issuance and sale of each series of Preferred Shares covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Shares will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation, the By-Laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Shares and authorizing the issuance and sale of such series of Preferred Shares; (iv) a Certificate of Designation with respect to such series of Preferred Shares shall have been duly filed in accordance with the Michigan Business Corporation Act (the “MBCA”) and in conformity with the Articles of Incorporation and such final resolutions; and (v) certificates representing such series of Preferred Shares shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

4. The Company and each Specified Subsidiary Guarantor (i) is a corporation duly incorporated or a limited liability company or partnership duly formed and in each case validly existing under the laws of the state of its incorporation or formation; (ii) has the corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under the Registration Statement, the Senior Indenture and any Guarantee of any series of Senior Debt Securities; and (iii) has duly authorized, executed and delivered the Registration Statement and the Senior Indenture and duly authorized its performance of its obligations under the Senior Indenture (including the Guarantees of each series of Senior Debt Securities issued thereunder).

In rendering the opinion in paragraph 2 above, I have also assumed that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent and that the members of the Board have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement. Such opinion does not address the determination a court of competent jurisdiction may make regarding whether the Board may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing. Such opinion addresses corporate procedures in connection with the issuance of the Rights associated with the Common Shares, and not any particular provision of the Rights or the Rights Agreement. I note that it is not settled whether the invalidity of any particular provision of a rights agreement or purchase rights issued thereunder would invalidate such rights in their entirety.

PulteGroup, Inc. 3350 Peachtree Road Northeast, Suite 150, Atlanta, Georgia 30326

404.978.6100 www.pultegroup.com

February 19, 2016

Page | 4

For the purposes of this opinion letter, I have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(iii) the Articles of Incorporation and the By-laws, each as currently in effect, will not have been modified or amended and will be in full force and effect;

(iv) the execution, delivery and performance by the Company of the Senior Indenture and the issuance, sale and delivery of the Securities will not (A) contravene or violate the Articles of Incorporation or By-laws or any law, rule or regulation applicable to the Company, (B) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(v) in the case of Guarantees, the performance by each Specified Subsidiary Guarantor of the Senior Indenture will not (A) contravene or violate such Specified Subsidiary Guarantor’s Governing Documents, or any law, rule or regulation applicable to such Specified Subsidiary Guarantor, (B) result in a default under or breach of any agreement or instrument binding upon such Specified Subsidiary Guarantor or any order, judgment or decree of any court or governmental authority applicable to such Specified Subsidiary Guarantor or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(vi) the authorization by each Specified Subsidiary Guarantor of the transactions described above and the instruments, agreements and other documents entered into and to be entered into by each Specified Subsidiary Guarantor as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents;

(vii) the Governing Documents of each Specified Subsidiary Guarantor and resolutions of each Specified Subsidiary Guarantor Governing Authority, each as currently in effect, will not have been modified or amended and will be in full force and effect; and

(viii) the Senior Indenture will not have been modified or amended (other than by a supplemental indenture or officers’ certificate establishing the form or terms of the Debt Securities of any series).

This opinion letter is limited to the MBCA, the Arizona Revised Statutes (Corporations and Associations), Title 29 of the Arizona Revised Statutes (Partnerships),

PulteGroup, Inc. 3350 Peachtree Road Northeast, Suite 150, Atlanta, Georgia 30326

404.978.6100 www.pultegroup.com

February 19, 2016

Page | 5

Title 2.6 of the California Corporations Code, the Indiana Business Flexibility Act, the Minnesota Limited Liability Company Act, Chapter 78 of the Nevada Revised Statutes (Private Corporations), Chapter 86 of the Nevada Revised Statutes (Limited Liability Companies), Chapter 87 of the Nevada Revised Statutes (Partnerships), Chapter 87A of the Nevada Revised Statutes (Uniform Limited Partnership Act (2001)), Chapter 88 of the Nevada Revised Statutes (Limited Partnerships (Uniform Act)) and the Texas Business Organizations Code. I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Steven M. Cook
Steven M. Cook
Executive Vice President, Chief Legal Officer and Corporate Secretary

PulteGroup, Inc. 3350 Peachtree Road Northeast, Suite 150, Atlanta, Georgia 30326

404.978.6100 www.pultegroup.com

February 19, 2016

Page | 6

ANNEX A

SPECIFIED SUBSIDIARY GUARANTORS

Anthem Arizona, L.L.C.

Centex Homes

Centex International II, LLC

Centex LLC

Centex Real Estate Construction Company

Centex Real Estate Corporation

Del Webb California Corp.

Del Webb Communities, Inc.

Del Webb Communities of Illinois, Inc.

Del Webb Home Construction, Inc.

Del Webb Limited Holding Co.

Del Webb Southwest Co.

Del Webb Texas Limited Partnership

Del Webb’s Coventry Homes Construction Co.

Del Webb’s Coventry Homes, Inc.

Del Webb’s Coventry Homes of Nevada, Inc.

DiVosta Building, LLC

DW Homebuilding Co.

Nomas LLC

PH1 Corporation

PH3 Corporation

PH4 Corporation

PH 19 Corporation

PN II, Inc.

Preserve II, Inc.

Pulte Arizona Services, Inc.

Pulte Building Systems Holding Company, LLC

Pulte Communities NJ, Limited Partnership

Pulte Development Corporation

Pulte Development New Mexico, Inc.

Pulte Home Corporation

Pulte Home Corporation of the Delaware Valley

Pulte Homes of Greater Kansas City, Inc.

Pulte Homes of Indiana, LLC

Pulte Homes of Michigan LLC

Pulte Homes of Minnesota LLC

Pulte Homes of New England LLC

Pulte Homes of New Mexico, Inc.

Pulte Homes of NJ, Limited Partnership

Pulte Homes of Ohio LLC

Pulte Homes of PA, Limited Partnership

Pulte Homes of St. Louis, LLC

Pulte Homes of Texas, L.P.

Pulte Homes Tennessee, Inc.

Pulte Homes Tennessee Limited Partnership

Pulte Land Company, LLC

Pulte Payroll Corporation

Pulte Realty Holdings, Inc.

Pulte Realty Limited Partnership

Pulte Texas Holdings, LLC

Pulte/BP Murrieta Hills, LLC

RN Acquisition 2 Corp.

Terravita Home Construction Co.

Wil Corporation

PulteGroup, Inc. 3350 Peachtree Road Northeast, Suite 150, Atlanta, Georgia 30326

404.978.6100 www.pultegroup.com